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Exhibit 3.1(w)

CERTIFICATE OF LIMITED PARTNERSHIP
OF
BH BUILDING PRODUCTS, LP

        The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST:	The name of the limited partnership is BH Building Products, LP.
SECOND:
The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the city of Wilmington, Delaware 19801, in the County of New Castle. The name of the Registered Agent at such address is Corporation Service Company.
THIRD:	The name and mailing address of the sole general partner is as follows:
BH Procurement Services, LLC c/o Beazer Homes USA, Inc. 1000 Abernathy Road Suite 1200 Atlanta, Georgia 30328.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 11th day of March, 2005.

GENERAL PARTNER:
BH PROCUREMENT SERVICES, LLC
By:	BEAZER HOMES TEXAS, LP Its Managing Member
	By:	BEAZER HOMES TEXAS HOLDINGS, INC. Its General Partner
		By:	/s/ TERESA DIETZ
Name: Teresa Dietz Title: Secretary

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  Exhibit 3.1(w)